UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021

Bluerock Residential Growth REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 32nd Floor

New York, NY 10105

(Address of principal executive offices – zip code)

(212) 843-1601

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of Exchange on which registered
Class A Common Stock, $0.01 par value per share	BRG	NYSE American
7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share	BRG-PrC	NYSE American
7.125% Series D Cumulative Preferred Stock, $0.01 par value per share	BRG-PrD	NYSE American

Securities registered pursuant to Section 12(g) of the Act:

Title of each class
Series B Redeemable Preferred Stock, $0.01 par value per share
Warrants to Purchase Shares of Class A Common Stock, $0.01 par value per share
Series T Redeemable Preferred Stock, $0.01 par value per share

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The Agreement and Plan of Merger

As previously announced, on December 20, 2021, Bluerock Residential Growth REIT, Inc. (the “Company”), Badger Parent LLC (“Parent”) and Badger Merger Sub LLC (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will be merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger. The Merger and the other transactions contemplated by the Merger Agreement were unanimously approved by the Company’s Board of Directors (the “Company Board”). Parent and Merger Sub are affiliates of Blackstone Real Estate Partners IX L.P., an affiliate of Blackstone Inc.

Pursuant to the terms and conditions in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), that is issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive $24.25 in cash, without interest (the “Per Share Merger Consideration”).

The Company will deliver a notice of redemption (the “Preferred Stock Redemption Notice”) to the holders of the Company’s Series B Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), 7.625% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), 7.125% Series D Cumulative Preferred Stock, par value $0.01 per share (“Series D Preferred Stock”), and Series T Redeemable Preferred Stock, par value $0.01 per share (“Series T Preferred Stock”), in accordance with their respective Articles Supplementary, in order to provide that such preferred stock will be redeemed effective as of the Effective Time. Each share of Series C Preferred Stock, Series D Preferred Stock and Series T Preferred Stock will be redeemed for an amount equal to $25.00 plus an amount equal to all accrued and unpaid dividends to and including the redemption date set forth in the Preferred Stock Redemption Notice, without interest. Each share of Series B Preferred Stock will be redeemed for an amount equal to $1,000.00 plus an amount equal to all accrued and unpaid dividends to and including the redemption date set forth in the Preferred Stock Redemption Notice, without interest.

The outstanding warrants to purchase Class A Common Stock of the Company (the “Company Warrants”) will remain outstanding following the Effective Time in accordance with their terms, but the Exercise Price (as defined in the Warrant Agreements with respect to the Company Warrants) will be adjusted so that the holder of any Company Warrant exercised after the Effective Time will be entitled to receive in cash the amount of the Per Share Merger Consideration which, if the Company Warrant had been exercised immediately prior to the Closing, such holder would have been entitled to receive upon the consummation of the Merger.

In addition, each award of shares of restricted Class A Common Stock of the Company that is outstanding immediately prior to the Effective Time will be cancelled in exchange for a cash payment in an amount equal to (i) the number of shares of Company Common Stock subject to such award immediately prior to the Effective Time multiplied by (ii) the Per Share Merger Consideration, without interest and less any applicable withholding taxes.

Prior to the consummation of the Merger, the Company will complete the separation of its single-family residential real estate business (the “SFR Business”) from the Company’s multi-family residential real estate business (the “Separation”). Following the Separation, the SFR Business will be indirectly held by Bluerock Homes Trust, Inc. (“BHOM”), a Maryland corporation, and the Company’s operating partnership, and, prior to the consummation of the Merger, the Company will distribute the common stock of BHOM to the Company’s shareholders as of the record date for such distribution in a taxable distribution (the “Distribution”).

In connection with the Separation, the Company’s operating partnership will exchange its interests in an entity holding its multi-family residential real estate business with the Company as consideration for a redemption of all of the Company’s preferred interests in the operating partnership and a portion of the Company’s common units in the operating partnership (the “Redemption”). As a result, following the Redemption, the Company’s operating partnership will cease to hold interests in the Company’s multi-family residential real estate business, and will hold the assets related to the SFR Business. Most members of the Company’s senior management, along with certain entities related to them, have agreed to retain their interests in the Company’s operating partnership until the earlier of the Effective Time and the termination of the Merger Agreement, rather than redeeming their interests for cash or shares of Company Common Stock that will receive the Per Share Merger Consideration. As a result, following the Separation and the Distribution, the Company shareholders who receive shares of BHOM in the Distribution are expected to indirectly own approximately 35% of the SFR Business, with holders of units in the operating partnership (other than BHOM) expected to indirectly own an interest of approximately 65% of the SFR Business. In connection with the Separation and the Distribution, BHOM and the Company’s operating partnership will enter into a management agreement with an affiliate of Bluerock Real Estate providing for it to be externally managed thereby.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course, subject to certain exceptions, during the period between the execution of the Merger Agreement and the consummation of the Merger. The obligations of Parent and Merger Sub to consummate the Merger are not subject to any financing condition or the receipt of any financing by Parent or Merger Sub.

The consummation of the Merger is conditioned on the consummation of the Separation and the Distribution, as well as certain customary closing conditions, including, among others, approval of the Merger by the affirmative vote of the stockholders entitled to cast a majority of all the votes entitled to be cast on the Merger by the holders of issued and outstanding Company Common Stock (the “Company Requisite Vote”). The Merger Agreement requires the Company to convene a shareholders’ meeting for purposes of obtaining the Company Requisite Vote.

The Company has agreed not to solicit or enter into an agreement regarding a Company Takeover Proposal (as defined in the Merger Agreement), and, subject to certain exceptions, is not permitted to enter into discussions or negotiations concerning, or provide information to a third party in connection with, any Company Takeover Proposal. However, the Company may, prior to obtaining the Company Requisite Vote, engage in discussions or negotiations and provide information to a third party which has made an unsolicited bona fide written Company Takeover Proposal that did not result from a breach of the non-solicit provisions of the Merger Agreement if the Company Board determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that such Company Takeover Proposal constitutes or could reasonably be expected to lead to a Company Superior Proposal (as defined in the Merger Agreement).

Prior to the time the Company Requisite Vote is obtained, the Company Board may, in certain circumstances, effect a Company Adverse Recommendation Change (as defined in the Merger Agreement), subject to complying with specified notice and other conditions set forth in the Merger Agreement.

The Merger Agreement may be terminated under certain circumstances by the Company, including prior to obtaining the Company Requisite Vote, if, after following certain procedures and adhering to certain restrictions, the Company Board effects a Company Adverse Recommendation Change in connection with a Company Superior Proposal and the Company enters into a definitive agreement providing for the implementation of a Company Superior Proposal. In addition, Parent may terminate the Merger Agreement under certain circumstances and subject to certain restrictions, including if the Company Board effects a Company Adverse Recommendation Change. The Merger Agreement also may be terminated by either the Company or Parent if the Merger has not been completed on or prior to the date that is nine months after the date of the Merger Agreement, which date may be extended to complete the Separation and the Distribution, by the Company, up to the date that is ten months after the date of the Merger Agreement, or by Parent, up to the date that is twelve months after the date of the Merger Agreement.

Upon a termination of the Merger Agreement, under certain circumstances, the Company will be required to pay a termination fee to Parent of $60 million. Upon termination of the Merger Agreement in certain other circumstances, Parent will be required to pay the Company a termination fee of $200 million.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide shareholders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, Parent or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Shareholders should not rely on the representations, warranties, covenants and agreements contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent, Merger Sub and their respective affiliates and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the SEC.

Item 8.01 Other Events.

Support Agreement

On December 20, 2021, Ramin Kamfar, Michael Konig, Jordan Ruddy, Ryan MacDonald and James Babb III (who are members of the Company’s management), and certain of their affiliated entities, solely in their capacity as stockholders of the Company and limited partners of the Company’s operating partnership (collectively, the “Holders”), entered into Support Agreements with Parent pursuant to which the Holders agreed, among other things, (i) to vote their respective shares of Company Common Stock and limited partnership interests in the Company’s operating partnership (“Covered Shares”) other than any Excess Shares (as defined below), in favor of the approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) to vote their respective Covered Shares, other than any Excess Shares, against any Company Takeover Proposal and any other action that could reasonably be expected to impede, interfere with, delay, materially delay, materially postpone or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement, of the Company or BHOM under the Separation Documentation (as defined in the Merger Agreement) or of such Holder under the Support Agreement, and (iii) not to transfer their respective Covered Shares, in each case, subject to certain exceptions.

As of the date of the Merger Agreement, the Covered Shares represent approximately 9.6% of the outstanding voting power of Company Common Stock after giving effect to the voting provisions relating to “Excess Shares” (as defined in the Stockholders Agreement, dated October 31, 2017 among the Company and the stockholders party thereto (the “Stockholders Agreement”)). Under the Stockholders Agreement, if at any meeting of stockholders the holders of Class C Common Stock of the Company own Covered Shares representing more than 9.9% of the voting rights of the then-outstanding Company Common Stock (such shares, the “Excess Shares”), then such holders shall vote such Excess Shares as directed by the Company Board. Under the Merger Agreement, unless the Company Board effects a Company Adverse Recommendation Change, the Company is obligated to ensure that the Company Board directs that any Excess Shares (which represent approximately 2.7% of the outstanding voting power of the Company Common Stock as of the date of the Merger Agreement) be voted in favor of the approval of the Merger.

The Support Agreements automatically terminate upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms.

Additional Information about the Merger and Where to Find It:

In connection with the Merger, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). In addition, in connection with the Separation and the Distribution, BHOM will file a registration statement on Form 10. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transactions. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.bluerockresidential.com. In addition, the documents (when available) may be obtained free of charge by accessing the Investor Relations section of the Company’s website at ir.bluerockresidential.com or by contacting the Company’s Investor Relations by email at investor.relations@bluerockre.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2021 annual meeting of stockholders, which was filed with the SEC on June 25, 2021, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 23, 2021 and in other documents filed by the Company with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and may be identified by words such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” “guidance,” “target,” “estimate” and similar words or expressions, including the negative version of such words and expressions. These forward-looking statements are based upon the Company’s present expectations, estimates and projections about the industry and markets in which the Company operates and beliefs of and assumptions made by Company management, involve uncertainty that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon these forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in these forward-looking statements due to numerous factors. Factors that could have a material adverse effect on our operations, future prospects, the Merger and the Separation and the Distribution include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the failure to obtain the Company Requisite Vote or the failure to satisfy any of the other conditions to the completion of the Merger or the Separation or the Distribution; the risks that the market does not value BHOM shares at NAV; the failure to recognize the potential benefits of the Separation and the Distribution due to, among other reasons, BHOM’s lack of liquidity, small market size or inability to grow and expand revenues and earnings following the Distribution; shareholder litigation in connection with the Merger, the Separation or the Distribution, which may affect the timing or occurrence of the Merger, the Separation or the Distribution or result in significant costs of defense, indemnification and liability; the effect of the announcement of the Merger and the Separation and the Distribution on the ability of the Company to retain and hire key personnel and maintain relationships with its tenants, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the Merger and the Separation and the Distribution; the ability to meet expectations regarding the timing and completion of the Merger and the Separation and the Distribution; the possibility that any opinions, consents or approvals required in connection with the Separation and the Distribution will not be received or obtained in the expected time frame, on the expected terms or at all; and significant transaction costs, fees, expenses and charges. There can be no assurance that the Merger, the Separation, the Distribution or any other transaction described above will in fact be consummated in the expected time frame, on the expected terms or at all. There can be no assurance as to the impact of COVID-19 and other potential future outbreaks of infectious diseases on the Company’s or BHOM’s financial condition, results of operations, cash flows and performance and those of their respective tenants as well as on the economy and real estate and financial markets, which may impact the timing or occurrence of the Merger, the Separation or the Distribution. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the SEC on February 23, 2021, and subsequent filings by the Company with the SEC. Any forward-looking statement speaks only as of the date on which it is made, and the Company assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law. The Company claims the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 20, 2021, by and among Bluerock Residential Growth REIT, Inc., Badger Parent LLC, and Badger Merger Sub LLC.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Date: December 20, 2021	By:	/s/ R. Ramin Kamfar
	Name:	R. Ramin Kamfar
	Title:	Chief Executive Officer and Chairman of the Board